Exhibit 99.1

 Investor Presentation  First Quarter 2024 Results  May 13, 2024 Update  Draft v4.5  1/21/24

 Forward Looking Statements and Other Matters  This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words or phrases such as “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “strategy,” or similar expressions are intended to identify these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made, except as required by law.  Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to: (i) changes in general economic conditions, either nationally or in our market areas, including the impact of supply chain disruptions, and the risk of recession or an economic downturn; (ii) changes in the interest rate environment, including the recent and potential future changes in the FRB benchmark rate, which could adversely affect our revenue and expenses, the value of assets and obligations, the realization of deferred tax assets, the availability and cost of capital and liquidity, and the impacts of continuing inflation; (iii) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and non-performing assets, and may result in our allowance for credit losses not being adequate; (iv) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (v) the quality and composition of our securities portfolio; (vi) our ability to develop and maintain a strong core deposit base, including among our venture banking clients, or other low cost funding sources necessary to fund our activities particularly in a rising or high interest rate environment; (vii) the rapid withdrawal of a significant amount of demand deposits over a short period of time; (viii) the costs and effects of litigation; (ix) risks related to the Company’s acquisitions, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; and our inability to achieve expected revenues, cost savings, synergies, and other benefits; and in the case of our recent acquisition of PacWest Bancorp (“PacWest”), reputational risk, regulatory risk and potential adverse reactions of the Company's or PacWest's customers, suppliers, vendors, employees or other business partners; (x) results of examinations by regulatory authorities of the Company and the possibility that any such regulatory authority may, among other things, limit our business activities, restrict our ability to invest in certain assets, refrain from issuing an approval or non-objection to certain capital or other actions, increase our allowance for credit losses, result in write-downs of asset values, restrict our ability or that of our bank subsidiary to pay dividends, or impose fines, penalties or sanctions; (xi) legislative or regulatory changes that adversely affect our business, including changes in tax laws and policies, accounting policies and practices, privacy laws, and regulatory capital or other rules; (xii) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xiii) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xiv) failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend, including due to cybersecurity threats; (xv) our ability to attract and retain key members of our senior management team; (xvi) the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; (xvii) the impact of bank failures or other adverse developments at other banks on general depositor and investor sentiment regarding the stability and liquidity of banks; (xviii) the possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and capital; (xix) our existing indebtedness, together with any future incurrence of additional indebtedness, could adversely affect our ability to raise additional capital and to meet our debt obligations; (xx) the risk that we may incur significant losses on future asset sales; and (xxi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this press release and from time to time in other documents that we file with or furnish to the SEC.  Certain of the financial information in this presentation with respect to results for the three months ended March 31, 2024 has been updated from preliminary financial results initially reported by the Company on April 23, 2024. Please refer to this presentation in lieu of the materials previously made available. For additional information, see “Update to Previously Reported Results” in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024 filed with the SEC on May 10, 2024.   First Quarter 2024 Earnings | 2

1Q24 Highlights

1Q24 results updated for a revised accretion estimate (see page 5)

- Increased profitability largely driven by expanding NIM and lower operating expenses
- NIM improvement reflects ongoing actions to lower total cost of funds
  - Right-sized cash levels
  - Growing NIB and core deposit ratios
  - Lower reliance on wholesale funding
- Growing capital and tangible book levels
- Continued to strengthen reserve levels and experienced lower charge-offs
- Profitability targets of ~1.1% ROAA and ~13% ROTCE

First full quarter results post merger reflect benefits of balance sheet restructuring and initial progress

		1Q24	4Q23
Operating Results	PTPP / Adjusted PTPP[1,2]	$52.4 / $57.2mm	($613.0) / ($26.0)mm
	EPS / Adjusted EPS[1]	$0.12 / $0.15	($4.55) / ($0.59)
	ROAA / Adjusted ROAA[1]	0.33% / 0.37%	(5.09%) / (0.56%)
	ROATCE / Adjusted ROATCE[1]	4.3% / 4.9%	(88.0%) / (10.8%)
	NIE Ratio / Adjusted NIE Ratio[1]	2.26% / 2.20%	3.83% / 2.31%
	NIM	2.66%	2.15%[3]
Balance Sheet Results	Cash / assets	8.6%	14.0%
	Wholesale funding / assets[4]	15.4%	16.6%
	Deposits / total funding	93.1%	91.3%
	NIB ratio	27.1%	25.6%
Robust Capital	CET 1	10.1%	10.1%
	Total capital	16.4%	16.4%
	BVPS	$17.13	$17.12
	TBVPS[1]	$15.03	$14.96
Strong Credit Reserves	ACL ratio	1.26%	1.22%
	NCOs	0.02%	0.22%

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation.
2. Pre-tax Pre-provision income. Please see reconciliation tables in appendix for additional detail.
3. Average NIM for the month of December 2023.
4. Wholesale funding defined as borrowings plus brokered time deposits.

BANC OF CALIFORNIA
First Quarter 2024 Earnings | 3

 First Quarter 2024 Earnings Results   First Quarter 2024 Earnings | 4  Increased earnings driven by NIM expansion and lower operating expenses  Net interest income increased $78 million, or 52%:  Interest income increase due to the full-quarter impact of the combined loan portfolio  Interest expense reduction driven by 4Q23 and 1Q24 balance sheet restructuring activities and lower deposit costs  Noninterest income stable when adjusted for 4Q23 nonrecurring items, including impact of legal recoveries  Operating expense reduction reflects the early impact of the company’s integration and cost reduction initiatives  4Q23  1Q24  -0.28%  4Q23  1Q24  -0.20%  4Q23  1Q24  -0.66%  Cost of funds  Cost of deposits  Cost of interest-bearing deposits  Note: Periods prior to 4Q23 represent PACW standalone.

 Updated Accretion Estimates   First Quarter 2024 Earnings | 5  We revised 1Q24 results to reflect an updated loan accretion estimate  Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation.   PTPP abbreviated for pre-tax pre-provision.  Net earnings and adjusted net earnings reflects net earnings available to common and equivalent stockholders.  Effective tax rates of 27.3% used,   Represents the internal IRR used in the level yield calculations upon acquisition of these loans over their contractual life.   ($ in millions except per share data)  Net Purchase Discount / Premium by Loan Category  Revised Financial Metrics  This table provides additional information related to the loans acquired in the merger and the assumptions underlying the accretion estimates  We identified a data onboarding issue in our loan systems that impacted our initial estimate for net loan discount accretion income in 1Q24, which has been remediated  As a result, we have revised our 1Q24 estimate for accretion income and updated all related financials in our most recent 10-Q filing   Purchased loan discount required to be accreted over the contractual life of each individual loan, with recapture of any remaining discount into interest income when actual prepayments occur  Future scheduled accretion expected to be stable in FY24 with modest declines in lockstep with principal balances  Realized accretion will depend on actual prepayment speeds

  First Quarter 2024 Earnings | 6  Management Outlook  Financial Targets remain unchanged, but timing is uncertain given environment  Focused on delivering high quality franchise  We remain focused on achieving financial targets but current environment provides challenges  “Higher for longer” rate environment  Lower estimated accretion  Timing of FDIC assessment reduction  Profitability expectations currently assume two 25 bps Fed funds rate reductions in 2024 (one in 3Q24 and one in 4Q24)  Execution of management strategy to reduce both interest expense and operating expense  Does not assume a significant recession or credit event  Assumptions  Continue to improve overall profitability through execution of strategy and further optimization of the balance sheet.  Balance sheet size expected to remain stable; however, will opportunistically look to strengthen our balance sheet and maximize profitability depending on economic developments.  Execute on savings initiatives including systems conversions, facility exits, process improvements, contract renegotiations and cost eliminations.   Grow NIM through lowering the average cost of funds and increasing yields on average earning assets and lowering operating expenses.

Integration roadmap update

Strong execution and achievement of deal closing timeline creates opportunity to complete integration and realize full cost savings in 2024

Accomplished since announcement of deal

- ☑ Closed merger with PacWest
- ☑ Closed on $400mm common equity with merger
- ☑ Retained key employees and clients
- ☑ Sold $6 billion assets (3.6% yield)
- ☑ Paid down $10 billion wholesale funding (~5% cost)
- ☑ Completed announced balance sheet restructuring and finalized plan for integration
- ☑ Partial cost savings realized

Items to be completed in 2Q24 - 4Q24

	Target
☐ Core systems conversions	3Q
☐ Execution on consolidation of facilities	4Q
☐ Realize full operational expense savings	4Q+
☐ Continued reduction of interest expense and improvement of deposit mix	4Q+

BANC OF CALIFORNIA

First Quarter 2024 Earnings | 7

 Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation.  Wholesale funding defined as borrowings plus brokered time deposits.   First Quarter 2024 Earnings | 8  Balance Sheet Repositioning Continues  Increased balance sheet efficiency with improved deposit mix and lower wholesale funding  Excess 4Q23 liquidity used to pay down high cost wholesale funding sources, including brokered deposits and a portion of BTFP borrowings  Right-sized cash levels continue to provide sufficient liquidity  Deposit mix shift as company focuses on growing noninterest-bearing deposit   Core loan portfolio growth offset by run-off of discontinued portfolios resulting in stable total loans  Note: Periods prior to 4Q23 represent PACW standalone.

 Net Interest Income and Net Interest Margin Expansion  NIM expanded 97 bps to 2.66%  NII increased $78 million driven by:  Total borrowings costs decreased 172 bps: +$54mm  Loan yields increased 26 bps: +$39mm  Interest bearing deposits costs decreased 20 bps: +$13mm  Securities balances decreased, partly offset by a 20 bps increase in yields: ($7mm)  Lower cash balances: ($21mm)  1Q 2024 Highlights   First Quarter 2024 Earnings | 9  1.45%  $130.7  3Q23  1.69%  $151.0  4Q23  2.66%  $229.1  1Q24  Net Interest Income (NII) ($M) and Net Interest Margin (NIM)  Impact to NII ($M) from cumulative change in yields, rates and mix  4Q23 NII  +$54.4  Borrowings  +$39.2  Loans  +$13.0  Deposits  -$7.0  Securities  -$21.5  Cash / Other EA  1Q24 NII  $151.0  $229.1  Lower funding costs and improved asset yields and mix drive NII and NIM expansion  1.43%  $41.5  Sep ’23  2.15%  $69.4  Dec ’23  2.69%  $77.3  Mar ’24  NIM  NII  Quarter  Month  Note: Periods prior to 4Q23 represent PACW standalone.

Funding Cost Reduction Actions

1Q24 Highlights

- NIB and IB deposit composition trends reflects results of balance sheet restructuring and post-merger community bank-focused strategy
  - Lower deposit costs reflects the paydowns of higher cost brokered deposits, increased NIB % and actions taken to reduce IB deposit costs
- Strategy to pay down higher cost wholesale funding as it matures and replace it with lower-cost funding sources beginning to gain momentum

Ongoing interest expense reduction results from focused strategy to improve deposit mix and reprice CDs lower



Improving Funding Mix(1)
% of Total Funding(1)
3Q23
4Q23
1Q24
17.0%
51.5%
12.4%
19.1%
23.3%
57.4%
10.5%
8.7%
25.2%
56.8%
11.0%
6.9%
NIB Deposits
Interest-bearing deposits
Brokered CDs
Borrowings



Reduced Cost of Liabilities
Total interest-bearing liabilities
Total borrowings
Total deposits
5.91%
7.02%
5.30%
4.34%
4.51%
3.92%
2.98%
2.94%
2.66%
3Q23
4Q23
1Q24

1. Excludes subordinated debt and accrued interest payable and other liabilities.

Note: Periods prior to 4Q23 represent PACW standalone.

BANC OF CALIFORNIA

First Quarter 2024 Earnings | 10

Noninterest Income Composition

1Q 2024 Highlights

- Consistent noninterest income, adjusted for nonrecurring items including legal recoveries
- Lower lease equipment income reflects lower early lease buyouts and is offset by across the board growth in most other categories
- Other income growth in 1Q24 was driven mainly by the net impact of fair value marks relative to 4Q23
- Other includes revenue from BOLI, warrants, fair value mark adjustments and other miscellaneous gains or losses

Noninterest income[1] (excl. nonrecurring items in 4Q23) remains consistent and reflects diversified fee sources



($ in millions)
$45.7
$45.5
$34.3
$14.5
$11.5
$31.2mm[2]
$34.0mm[3]
$4.0
$4.6
$4.7
$7.6
$8.9
$8.1
$14.6
$12.4
$11.7
$3.8
$4.2
$3.1
$1.2
$4.0
$6.6
3Q23
4Q23
1Q24
Other Income
Dividends and Gains on Equity Investments
Leased Equipment Income
Loan and Card Fees
Deposit Fees
Nonrecurring Legal Recoveries and Gains

Note: Periods prior to 4Q23 represent PACW standalone.

1. Excludes gain (loss) on sale of securities and loans.
2. Excludes nonrecurring legal recovery of $14.5mm.
3. Excludes nonrecurring legal recovery of $7.6mm and elevated CRA-related fair value gain of $3.9mm.

BANC OF CALIFORNIA
First Quarter 2024 Earnings | 11

Expense Reductions

Focus on operating expense reductions to continue through 4Q24 (excludes merger-related expenses)

1Q 2024 Highlights

- 4Q23 GAAP financials include only one month of legacy BANC expenses, and accordingly, we normalized December expense levels for QoQ comparison
- "4Q23 normalized" expenses down approximately $73 million from 4Q23, reflecting the impact of efficiency actions taken to date
- Further expense reductions expected through 4Q24 resulting from systems conversions, facility exits, process improvements and cost eliminations
- 1Q24 ending headcount down 350 FTE to 2,205 FTE since the announcement date
- 1Q24 and 4Q23 insurance & assessments included an FDIC special assessment of $4.8 million and $32.8 million, respectively

($ in millions)	4Q23	4Q23 Normalized[2]	1Q24
Compensation	$ 89.4	$ 114.9	$ 92.2
Occupancy	15.9	18.0	18.0
Information technology and data processing	13.1	16.3	15.4
Professional services	3.0	5.6	5.1
Insurance and assessments	60.0	60.0	20.5
Intangible asset amortization	4.2	4.2	8.4
Leased equipment depreciation	7.4	7.5	7.5
Customer related expense	45.8	45.8	30.9
Loan expense	4.4	4.4	4.5
Other expense	8.5	6.8	8.0
Total noninterest expense[1]	**$ 251.8**	**$ 283.5**	**$ 210.5**

4Q23 Normalized[2] expenses illustrates a hypothetical full quarter reflecting the combined company


4Q23 to 1Q24 Expense Walk
NIE/Avg. Assets
2.66%(1)
2.26%(1)
NIE/Avg. Assets
$251.8
$39.6
$14.9
$13.2
$210.5
4Q23 Expenses
Regulatory
Customer Related
Intangible Amort / Other
1Q24 Expenses

1. Excludes merger and acquisition expenses. 4Q23 NIE / avg. assets ratio is calculated by dividing $251.8 million by average assets of $37.6 billion. 1Q24 NIE / avg. assets is calculated by dividing $210.5 million by average assets of $37.5 billion.
2. Normalized expenses adjusted to include legacy BANC expenses for a full quarter and adjust incentive compensation to target.

Note: Periods prior to 4Q23 represent PACW standalone.

BANC OF CALIFORNIA

First Quarter 2024 Earnings | 12

 Building a strong commercial deposit franchise  Focus on NIB deposits resulted in 3% annualized growth in 1Q24, and NIB deposits grew to 27.1% of total deposits  Checking increased 1.4% to 27.1% of total deposits  Deposit spot rate of 2.54% at 3/31/24 compared to 1Q24 average cost of deposits of 2.66%  Decline in average cost of funds and widening spread against Fed funds rate  Highlights  Focus on relationship banking that generates low-cost commercial deposits    First Quarter 2024 Earnings | 13  Management has a track record of successful deposit strategy execution  Average Fed Funds Rate  Average Cost of Deposits  3Q23  4Q23  1Q24  CDs  Brokered CDs  Money Market & Savings  Interest-bearing Checking  Noninterest-bearing  Note: Periods prior to 4Q23 represent PACW standalone.

 NIB Deposit Growth is a Strategic Lever  Enterprise-wide focus  Deposit incentive programs, including competitions and leaderboards  RM performance goals include specific NIB targets  Ensure existing and new relationships have appropriate deposit balances with the bank   Line of business-specific approach to NIB growth and new customer acquisition  Highlights   First Quarter 2024 Earnings | 14  Consistently generate new low-cost commercial deposit relationships and accounts  4Q23  1Q24  $205  $308  New NIB Business Deposits ($ millions)  New NIB Business Deposits Accounts  Robust deposit gathering engine designed to build low-cost deposit base

 Diversified Loan Portfolio  Core portfolio grew 4% annualized, offset by discontinued portfolio run-off  Core portfolio comprises 86% of total loans with low NPL and DQ ratios  Significant repricing opportunity in multifamily portfolio as loans mature  Highlights  High-quality relationship-based core portfolio is well diversified with strong metrics   First Quarter 2024 Earnings | 15  Discontinued Areas  2%  Warehouse  3%  SBA  3%  Fund Finance  3%  Equipment Lending  Venture Lending  C&I  Residential / Consumer  Construction  CRE  MF  Existing portfolios have very low historical loss rates  Note: Wtd. Avg. Rate excludes loan fees and accretion.

 California-Centric CRE Portfolio  Over 70% of CRE portfolio located in California  Low weighted average LTV of 54.5%  Other includes mobile homes, self storage, gas stations, special use, school, place of worship and restaurants  Highlights  High quality CRE portfolio has low weighted-average LTV   CRE is well diversified across multiple industries   First Quarter 2024 Earnings | 16  5.1%  Office  Industrial  Retail  Hotel  Health Facility  Mixed Use  Other  Note: CRE excludes government guaranteed CRE collateralized SBA loans.  84% of office collateral located in California, 6% in Colorado and 10% in other states  All NPLs are reserved based on individual evaluations  Reserve ratio of 2.56% on collectively evaluated loans

Asset quality ratios and trends

Highlights

- ACL coverage ratio increased from 1.22% to 1.26%
- Targeted focus around office loans to ensure loans are reserved with appropriate conservatism
- Inflows to classified loans, nonperforming loans and delinquencies were driven primarily by CIVIC loans and CRE office loans secured by office and retail properties
- Approximately 40% of delinquencies are CIVIC and 10% are SFR / Consumer, detail on page 14
- CIVIC loans are generally low LTV and well-collateralized

Healthy and increasing credit reserve levels, credit quality metrics negatively impacted by CIVIC "noise"

ACL / Total Loans ($M)


1.11%
1.15%
1.15%
1.22%
1.26%
$285.6
$256.8
$251.9
$311.3
$320.1
1Q23
2Q23
3Q23
4Q23
1Q24
ACL
ACL / Total Loans

Nonperforming Loans (NPLs) ($M)


0.34%
0.47%
0.57%
0.29%
0.57%
$87.1
$104.9
$125.4
$74.3
$146.0
1Q23
2Q23
3Q23
4Q23
1Q24
NPLs
NPLs/Total Loans-HFI

Classified Loans ($M)


0.52%
0.95%
0.96%
0.90%
1.44%
$132.4
$211.9
$211.1
$228.4
$366.8
1Q23
2Q23
3Q23
4Q23
1Q24
Classified
Classified Loans / Total Loans

Delinquencies ($M)


0.76%
0.54%
0.58%
0.57%
0.93%
$194.4
$119.8
$127.3
$144.2
$236.2
1Q23
2Q23
3Q23
4Q23
1Q24
Delinquencies
Delinquencies /Total Loans

Note: Periods prior to 4Q23 represent PACW standalone.

BANC OF CALIFORNIA

First Quarter 2024 Earnings | 17

 Credit Migration  Highlights   First Quarter 2024 Earnings | 18  Note: CRE excludes government guaranteed CRE collateralized SBA loans.  Nonperforming loans 4Q23 to 1Q24 walk  Delinquent loans 4Q23 to 1Q24 walk  Increase in NPLs driven by four CRE loans and normally recurring “noise” in the discontinued CIVIC portfolio  CRE migration related primarily to 4 loans, 3 office and 1 retail  CRE portfolio exposure proactively mitigated through specific reserves in 1Q24, combined with low LTVs and personal guarantors  CIVIC loans have low to moderate loan to value ratios

 1Q24 provision increases ACL coverage ratio  Allowance for Credit Losses Walk  ACL increased by $8.8 million due to $10.0 million provision, partially offset by net charge-offs of $1.2 million  Provision increase was driven by qualitative reserves related to loans secured by office properties and quantitative reserves due to higher nonaccrual and classified loans  1Q24 charge-offs driven mainly by transfer of CIVIC loans of $11 million to the HFS portfolio  Overall credit reserves include the ACL and purchase accounting credit marks on the legacy BOC portfolio, as well as the benefit of certain credit-linked notes related to the SFR portfolio   First Quarter 2024 Earnings | 19  1.22%   1.26%   ACL (12/31/23)   $(1.2)  Net Charge-offs   $10.0   Provision  ACL (3/31/24)  ($ in millions)  Total ACL coverage ratio strengthened from 1.22% to 1.26%   Highlights

 Strong Capital Base  CET 1 ratio of 10.09% inclusive of:  Loss on previously executed sales of loans and securities  Impact of fair value marks and merger expenses  Special FDIC assessment  All regulatory capital ratios in excess of minimum “well-capitalized” levels  Focus on building capital levels for strength and flexibility   First Quarter 2024 Earnings | 20  4Q23  1Q24  Common Equity Tier 1 (CET 1)  4Q23  1Q24  Tangible Common Equity / Tangible Assets  Highlights  1Q24 capital ratios are preliminary.   Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation.

Securities Portfolio Detail

Highlights

- Average securities yield increased 20 bps quarter over quarter, driven by the impact of securities sales
- Stable securities portfolio with significant repricing opportunity
- Excess cash balance creates opportunity to build optimal securities portfolio over time

High-quality securities portfolio provides upside

Security Type[(1)] ($ in millions)	4Q23	1Q24	QoQ Change	Effective Duration (yrs) 1Q24
AFS - Gov't & Agency	$ 1,744	$ 1,675	$ (69)	7.1
AFS - CLO's	108	109	1	0.1
AFS - Corporate Bonds	267	277	10	1.8
AFS - Municipal Bonds	28	33	5	4.3
AFS - Non-Agency Securitizations	199	192	(7)	6.3
AFS	**$ 2,347**	**$ 2,287**	**$ (60)**	**5.9**
HTM - Gov't & Agency	621	623	2	6.5
HTM - Corporate Bonds	70	70	0	4.3
HTM - Municipal Bonds	1,247	1,248	1	8.0
HTM - Non-Agency Securitizations	350	352	1	6.1
HTM	**$ 2,289**	**$ 2,293**	**$ 5**	**7.2**
Total Securities	**$ 4,636**	**$ 4,580**	**$ (55)**	**6.6**

Portfolio Profile



Credit Rating
AAA
AA
A
BB
BBB
Not Rated
3%
0%
1%
5%
16%
75%



Composition
Private Label RMBS
CLO
Corporates
Gov't & AGC
Munis
12%
2%
8%
28%
50%

Average Portfolio Balances & Yields



2.63%
2.72%
2.92%
$6.9
$6.0
$4.7
3Q23
4Q23
1Q24
Average Balance ($ in billions)
Yield

1. Reflects fair value for AFS securities and amortized cost for HTM securities. Excludes $1.5 million loan loss reserve on HTM securities.

Note: Periods prior to 4Q23 represent PACW standalone.

BANC OF CALIFORNIA

First Quarter 2024 Earnings | 21

 High Level of Available Liquidity  Total available primary liquidity of $4.3 billion, including unpledged AFS securities of $1.4 billion  Total available primary and secondary liquidity of $16.8 billion  Uninsured and uncollateralized deposits of $7.1 billion, which represents only 24.5% of total deposits  Total available primary and secondary liquidity was 2.4x uninsured and uncollateralized deposits  Highlights   First Quarter 2024 Earnings | 22  Maintain high levels of primary and secondary liquidity as prudent risk management  (1)  (2)  Net of haircut as of March 31, 2024.  No remaining borrowing capacity shown, program was discontinued March 2024

California-based commercial bank with national reach and select specialty business lines

California Focused



Fresno
Tulare
Monterey
Kings
San Luis Obispo
Kern
Santa Barbara
Ventura
Los Angeles
San Bernardino
Orange
Riverside
San Diego
HQ (Los Angeles)
Branches
THE
3rd
LARGEST BANK HEADQUARTERED IN CALIFORNIA[1]

Top 5 California Counties

County	Rank[2]	Dep. ($bn)
Orange	1	$13.1
Los Angeles	2	11.1
San Diego	1	1.9
San Bernardino	2	0.8
Riverside	3	0.8

National Presence & Specialty Businesses

- HOA
- Media & Entertainment
- Mortgage Warehouse Lending
- SBA
- Fund Finance
- Technology & Life Sciences
- Payments Solutions



Boston
New York
Chevy Chase
Chicago
Menlo Park
Denver
Santa Barbara
Los Angeles
Orange County
San Diego
Phoenix
Durham
Atlanta
Austin
Specialty Bank Office
Community Banking Branches

1. Ranked by assets.
2. Ranked by banks headquartered in California by deposit market share. Source: S&P Capital IQ.

BANC OF CALIFORNIA

First Quarter 2024 Earnings | 23

Experienced management team with track record of success at leading institutions



Jared Wolff

President and Chief Executive Officer

30+ years of banking and law. Previously held senior executive positions with City National Bank (RBC) and PacWest Bancorp



Joe Kauder

Chief Financial Officer

30+ years banking experience, previously served as EVP, CFO Wells Fargo Wholesale Banking



John Sotoodeh

Chief Operating Officer

30+ years of banking experience, previously held several key executive positions at Wells Fargo



Hamid Hussain

President of the Bank

25+ years of banking experience, previously served as EVP, Real Estate Market Executive for Wells Fargo



Bill Black

Head of Strategy and Corporate Development

25+ years of financial services experience, previously ran a financial services hedge fund



Bryan Corsini

Credit Administration and CCO (incoming)

35+ years banking experience, previously served as CCO of PacWest Bancorp and Director of Pacific Western Bank



Debbie Dahl-Amundson

Chief Internal Audit Officer

Leads the internal audit group and SOX Compliance, previously served as Assistant General Auditor for PNC



Ido Dotan

General Counsel and Chief Administrative Officer

Experienced in corporate securities, M&A, and structured finance. Previously served as EVP of Carrington Mortgage Holdings



Bob Dyck

Chief Credit Officer (outgoing)

35+ years of credit experience, previously served at PacWest Bancorp as CCO for the Community Banking Division



Stan Ivie

Head of Government and Regulatory Affairs

Previously served as the Chief Risk Officer of PacWest Bancorp & the regional director for the FDIC's San Francisco and Dallas Regions



Alex Kweskin

Chief Human Resources Officer

25+ years of Human Resources experience, previously held HR leadership roles at MUFG Union Bank and Wells Fargo



Olivia Lindsay

Chief Risk Officer

20+ years of experience in regulatory processes and controls, previously spent 15 years at MUFG Union Bank



Raymond Rindone

Deputy Chief Financial Officer and Head of Corporate Finance

30+ years finance & public accounting experience, previously served as Deputy CFO of City National Bank (RBC)



Steve Schwimmer

Chief Information Officer

25+ years of experience in banking technology, previously served as the EVP, Chief Innovation Officer at PacWest Bancorp



Monica Sparks

Chief Accounting Officer

20+ years experience in accounting, previously served as EVP, Chief Accounting Officer at PacWest Bancorp

BANC OF CALIFORNIA

First Quarter 2024 Earnings | 24

Appendix

 Non-GAAP Financial Information  Tangible assets, tangible equity, tangible common equity, tangible common equity to tangible assets, tangible book value per common share, return on average tangible common equity, adjusted return on average tangible common equity, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest income to adjusted total revenue, adjusted noninterest expense to average total assets, adjusted net earnings (loss) available to common stockholders, adjusted diluted earnings (loss) per diluted common share, adjusted return on average assets (“ROAA”), pre-tax pre-provision, pre-goodwill impairment (“PTPP”) income, and adjusted PTPP income constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance.  Tangible assets and tangible equity are calculated by subtracting goodwill and other intangible assets from total assets and total stockholders’ equity. Tangible common equity is calculated by subtracting preferred stock, as applicable, from tangible equity. Return on average tangible common equity is calculated by dividing net earnings available to common stockholders, after adjustment for amortization of intangible assets and goodwill impairment, by average tangible common equity. Adjusted return on average tangible common equity is calculated by dividing adjusted net earnings available to common stockholders, after adjustment for amortization of intangible assets, goodwill impairment, and any unusual one-time items, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution.  Adjusted net earnings (loss) is calculated by adjusting net earnings (loss) by unusual, one-time items. ROAA is calculated by dividing annualized net earnings (loss) by average assets. Adjusted ROAA is calculated by dividing annualized adjusted net earnings (loss) by average assets.   PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding net interest income and adjusted noninterest income (adjusted total revenue) and subtracting adjusted noninterest expense.  Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 27-31 of this presentation.   First Quarter 2024 Earnings | 26

 Non-GAAP Reconciliation  Total common equity divided by common shares outstanding.  Tangible common equity divided by common shares outstanding.  Common shares outstanding include non-voting common equivalents that are participating securities.   First Quarter 2024 Earnings | 27  Note: Periods prior to 4Q23 represent PACW standalone. 4Q23 includes Oct-Dec for PACW and Dec for BANC.

 Non-GAAP Reconciliation  Effective tax rates of 27.3%, 26.8% and 12.1% used for the three months ended March 31, 2024, December 31, 2023 and September, 2023. Adjusted effective tax rate of 28.4% used to normalize the effect of goodwill impairment for the three months ended March 31, 2023.  Annualized net (loss) earnings divided by average stockholders' equity.  Annualized adjusted net (loss) earnings available to common stockholders for ROATCE divided by average tangible common equity.  Annualized adjusted net (loss) earnings available to common stockholders for adjusted ROATCE divided by average tangible common equity.   First Quarter 2024 Earnings | 28  Note: Periods prior to 4Q23 represent PACW standalone. 4Q23 includes Oct-Dec for PACW and Dec for BANC.

 Non-GAAP Reconciliation   First Quarter 2024 Earnings | 29  Effective tax rates of 27.3%, 26.8% and 12.1% used for the three months ended March 31, 2024, December 31, 2023 and September, 2023. Adjusted effective tax rate of 28.4% used to normalize the effect of goodwill impairment for the three months ended March 31, 2023.  Adjusted net earnings (loss) available to common and equivalent stockholders divided by weighted average common shares outstanding.  Annualized adjusted net earnings (loss) divided by average assets.  Diluted or adjusted diluted net earnings (loss) available to common and equivalent stockholders divided by weighted average common shares outstanding.  Note: Periods prior to 4Q23 represent PACW standalone. 4Q23 includes Oct-Dec for PACW and Dec for BANC.

 Non-GAAP Reconciliation  Non-GAAP measure.  Ratio presented on an annualized basis.   First Quarter 2024 Earnings | 30  Note: Periods prior to 4Q23 represent PACW standalone. 4Q23 includes Oct-Dec for PACW and Dec for BANC.

 Non-GAAP Reconciliation   First Quarter 2024 Earnings | 31  Note: Periods prior to 4Q23 represent PACW standalone. 4Q23 includes Oct-Dec for PACW and Dec for BANC.